FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE ("First Amendment") entered into effective the ______ day of _______________, 2001, by and between FORT PIERCE PROPERTIES, LLC ("Landlord") and PRO TECH COMMUNICATIONS, INC. ("Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant entered into that certain Office Lease dated October 17, 2000 (the "Lease") for the rental of approximately 12,947 square feet of space located in Ft. Pierce, Florida in a development known as Orange Blossom Town Center (the "Town Center"); and

     WHEREAS, the Landlord and Tenant desire to amend the Lease to include provisions inadvertently left out of the Lease for additional rent related to the Tenant's share of real property taxes and insurance premiums paid by the Landlord in connection with the Leased Premises and the Town Center.

     NOW, THEREFORE, for and in consideration of the sum off Ten Dollars ($10.00) and other good and valuable considerations, the Landlord and Tenant hereby agree to amend the Lease as follows:

1.   Section 3(b) is hereby amended by adding the following paragraphs:

     "Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of Landlord's Real Estate Taxes assessed against the Town Center. "Tenant's Share of Real Estate Taxes" shall be a fraction (the numerator of which shall be the number of square feet within the Leased Premises and the denominator of which shall be the number of leasable square feet within the Town Center) of the total amount of Real Estate Taxes for the Town Center. The leasable area of the Town Center may increase or decrease from time to time and in that event, the denominator shall be adjusted. At such time as the Leased Premises is increased, the numerator shall be increased accordingly. "Real Estate Taxes" shall include any form of real estate or ad valorem property tax or assessment, general, special, ordinary or extraordinary, any license fee, improvement bond or bonds, levy or tax imposed upon the Town Center by any authority having the direct or indirect power to tax, including any city, county, state or federal government or any school district, agricultural, sanitary, fire, street, drainage or other improvement district thereof."

     "During each calendar year or partial calendar year during the term, Tenant shall pay as Additional Rent, Tenant's share of insurance premiums paid by Landlord for the insurance required to be paid by Landlord under this Lease ("Insurance Premiums")."

2. Section 3(c) is hereby amended by inserting on line 5 and line 13, after the word "Costs" a comma and the words, "Real Estate Taxes and Insurance Premiums."

3. Except as modified herein, all other terms, covenants and conditions of the Lease shall remain the same.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this FIRST AMENDMENT the day and year first above written in the present of the undersigned witnesses.


Witness To Landlord:                            LANDLORD:

                                          FORT PIERCE PROPERTIES, LLC

_____________________________             By:   ________________________
                                                M. Gerard Chauvin
_____________________________             Its:  Vice President





Witness To Tenant:                              TENANT:

                                          PRO TECH COMMUNICATIONS, INC.
-----------------------------


_____________________________             By:   ___________________________

                                          Its:  ___________________________